UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 16, 2015

PALL CORPORATION
(Exact name of registrant as specified in its charter)

New York	001-04311	11-1541330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Harbor Park Drive Port Washington, NY	11050
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (561) 484-5400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On June 16, 2015, Pall Corporation (“Pall”) issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing that it has established a record date of June 25, 2015 for the special meeting of its shareholders to, among other things, consider and vote on a proposal to adopt the previously announced Agreement and Plan of Merger, dated May 12, 2015 (the “Merger Agreement”), by and among Pall, Danaher Corporation, a Delaware corporation (“Danaher”), and Pentagon Merger Sub, Inc., a New York corporation and an indirect wholly owned subsidiary of Danaher (“Merger Sub”), providing for the merger of Merger Sub with and into Pall (the “Merger”), with Pall surviving the Merger as an indirect wholly owned subsidiary of Danaher.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of Pall Corporation, dated June 16, 2015.

Forward-Looking Statements

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. Forward-looking statements are those that use terms such as “may,” “will,” “expect,” “believe,” “intend,” “should,” “could,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” “predict,” “potential,” and similar expressions. Forward-looking statements contained in this and other written and oral reports are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors.

Pall’s forward-looking statements are subject to risks and uncertainties and are not guarantees of future performance, and actual results, developments and business decisions may differ materially from those envisaged by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted against Pall related to the Merger Agreement; the inability to complete the transaction due to the failure to obtain the Required Vote or the failure to satisfy other conditions to completion of the transaction, including the receipt of all regulatory approvals related to the transaction; the disruption of management’s attention from Pall’s ongoing business operations due to the transaction; the effect of the announcement of the transaction on Pall’s relationships with its customers, operating results and business generally; the effects of local and national economic, credit and capital market conditions; and other risk factors described in Pall’s Annual Report on Form 10-K for the year ended July 31,2014 filed with the Securities and Exchange Commission (the “SEC”). Factors or events that could cause Pall’s actual results to differ may emerge from time to time, and it is not possible for Pall to predict all of them. The statements made herein are made as of the date of this disclosure and Pall undertakes no obligation to update them, whether as a result of new information, future developments or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger transaction involving Pall and Danaher. In connection with the proposed merger, Pall will file with the SEC and will mail to shareholders a definitive proxy statement in connection with the solicitation of proxies for its special meeting, and each of Pall and Danaher may file other documents with the SEC regarding the proposed merger transaction. PALL’S SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PALL, DANAHER AND THE MERGER. Shareholders will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by Pall with the SEC at the SEC’s web site at www.sec.gov. Copies of the proxy statement and the filings that will be incorporated by reference therein may also be obtained, without charge, from Pall’s website, www.pall.com, under the heading “Investor Relations” or by contacting Pall’s Investor Relations at 516-801-9871 or pall_ir@pall.com.

Participants in Solicitation

Pall, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Pall’s directors and executive officers is available in its proxy statement filed with the SEC on October 31, 2014. Additional information regarding these persons and their interests in the proposed merger transaction is included in the definitive proxy statement relating to the proposed merger transaction that has been filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALL CORPORATION

By:	/s/ Roya Behnia
	Name:	Roya Behnia
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: June 16, 2015

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release of Pall Corporation, dated June 16, 2015.